Exhibit 99.1

FOR IMMEDIATE RELEASE
Emdeon Completes Acquisition of Chamberlin Edmonds
Acquisition expands Emdeon’s leadership position in revenue cycle management solutions for hospital market
NASHVILLE, Tenn. (October 4, 2010) — Emdeon Inc. (NYSE: EM), a leading provider of healthcare revenue and payment cycle management solutions, today announced it has completed the acquisition of Chamberlin Edmonds & Associates, Inc., a leading provider of government program eligibility and enrollment services to over 200 acute care facilities in 31 states. Chamberlin Edmonds’ technology-enabled services assist hospitals in lowering the incidence of uncompensated care, reducing bad-debt expense and increasing overall cash flow.
Chamberlin Edmonds offers hospitals a unique service model that combines highly-trained professionals located on-site at hospitals, sophisticated workflow technology, regional resolutions centers and a centralized back office infrastructure to deliver cost-efficient, comprehensive and scalable eligibility and enrollment services for government programs. These services track the patient from initial intake through post-enrollment application resolution and offer hospitals the ability to screen, qualify and enroll patients into government, charity and community benefit programs.
“The acquisition of Chamberlin Edmonds provides Emdeon with an enhanced revenue cycle management solution to better address the reimbursement challenges our hospital customers face,” said George Lazenby, chief executive officer for Emdeon. “As the government further increases its role in reimbursable care, we believe we will have significant opportunities to cross-sell these value-added products and services to the existing base of 5,000 hospitals already in our network.”
Chamberlin Edmonds’ professional staff utilizes its technology systems and repetitive, manufacturing-like processes to help maximize eligibility yield and improve cash flow for hospitals. This model, developed over more than twenty years, can be integrated with current Emdeon solutions to produce powerful technology-enabled solutions for hospital customers.
“We believe the healthcare market will benefit tremendously from the combination of Emdeon and Chamberlin Edmonds,” said T. Ulrich Brechbühl, president and chief executive officer for Chamberlin Edmonds & Associates. “Together, we offer a comprehensive technology-enabled revenue cycle management service from one single strategic partner equipped to address the current and future challenges associated with Medicaid and other government sponsored programs.”
Emdeon acquired Chamberlin Edmonds for $260 million in cash. The transaction was financed through the use of unrestricted cash and an incremental $100 million term loan under an amendment to Emdeon’s existing credit facility.
About Emdeon
Emdeon is a leading provider of revenue and payment cycle management solutions, connecting payers, providers and patients in the U.S. healthcare system. Emdeon’s product and service offerings integrate and automate key business and administrative functions of its payer and provider customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of products and services, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle process. For more information, visit www.emdeon.com.

About Chamberlin Edmonds
Headquartered in Atlanta, Georgia, Chamberlin Edmonds serves as patient advocates and provides custom-tailored eligibility services to hospitals nationwide. Chamberlin Edmonds comprehensive services examine a wide spectrum of uninsured and underinsured patients, including inpatient, outpatient and emergency department cases. The advanced technology of its proprietary web-based system is built on the experience and expertise of some of the most qualified eligibility and enrollment professionals in the industry — its people. Chamberlin Edmonds has more than 24 years of experience in eligibility services, with eight regional offices in the U.S. Please visit www.chamberlinedmonds.com to learn more.
Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Such statements include statements regarding the anticipated performance of the acquired business and the integration of the acquired business with Emdeon. Forward-looking statements also may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability and outlook and its overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including the risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2009, as well as Emdeon’s periodic and other reports, filed with the Securities and Exchange Commission.
You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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